s842098stockoption

         FORM S-8 REGISTRATION STATEMENT UNDER

              THE SECURITIES ACT OF 1933

                       Crane Co.
 Exact name of registrant as specified in its charter

    Delaware                        13-1952290
    State or other jurisdiction of  I.R.S. Employer
   incorporation or organization   Identification No.

     100 First Stamford Place, Stamford, CT  06902
 Address of principal executive offices, including zip
                         code

                    CRANE CO. 1998 STOCK OPTION PLAN
                       Full title of the plan

                  Augustus I. duPont,
     Vice President, General Counsel and Secretary

  Crane Co., 100 First Stamford Place, Stamford, CT.
                         06902
         Name and address of agent for service

                     203-363-7300
         Telephone number of agent for service

            CALCULATION OF REGISTRATION FEE
_______________________________________________________
                         ____

                      Proposed  Proposed
Title of              Maximum   Maximum
Securitie  Amount to  Offering  Aggregate    Amount of
s to be    be         Price     Offering     Registratio
Registere  Registere  per       Price        n Fee (2)
d          d (1)      Share
                      (2)

Common     2,500,000  $51.53    $128,825,00  $38,000
Stock Par  shares               0
Value
$1.00 Per
Share
_______________________________________________________
                      __________

       (1) Such additional indeterminable number of shares of Common Stock are hereby registered as may be required by reason of the antidilution provisions of the Crane Co. 1998 Stock Option Plan. The shares of
Common Stock offered by the resale Prospectus included
 in this Registration Statement also include 2,000,000
    shares registered under Registration Statements
  No. 33-44688 filed on December 20, 1991 and No. 33-
   59389 filed on May 17, 1995 and included in such
              Prospectus under Rule 429.

     (2) Pursuant to Rule 457(c) and (h) of the Rules, the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-Composite Transactions Tape on
April 13, 1998. Aggregate registration fees of $18,835 were paid in connection with the shares of Common Stock registered under Registration Statements No. 33-44688
                   and No. 33-59389.

        The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form
 S-8 and Part I for Form S-3, and may be used for re-
  offerings of Common Stock acquired by persons named therein pursuant to the Crane Co. Stock Option Plan or the Crane Co. 1998 Stock Option Plan. Pursuant to Rule
  429 of the Securities Act of 1933, the prospectuses
    covering securities registered pursuant to this Registration Statement also relate to the shares of the
    Company's Common Stock covered by Registration
       Statements No. 33-44688 and No. 33-59389.


      _________________________________________________
__________

                      PROSPECTUS
_______________________________________________________
                        _______

                   1,406,341 SHARES
                       CRANE CO.
                     Common Stock
               Par Value $1.00 Per Share

     This Prospectus covers a total of 1,406,341 shares
(the "Shares") of the Common Stock, par value $1.00 per share (the "Common Stock"), of Crane Co. (the
"Company") which may be sold from time to time by or for the account of nine persons (collectively, the "Selling Shareholders") who acquired the Shares pursuant to awards under the Crane Co. Stock Option
Plan or the Crane Co. 1998 Stock Option Plan
(collectively the "Stock Option Plans").

     The Shares may be sold pursuant to this Prospectus from time to time after the date hereof. Sales will be made at prices and on terms determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. Whether such sales will be made and the timing and amount of any sale is discretionary with each Selling Shareholder. The Selling Shareholders and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities
Act"), and any discounts, commissions or concessions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling
Shareholders" and "Plan of Distribution."

     The Common Stock is listed and traded on the New
York Stock Exchange. The last reported sale price of the Common Stock on the New York Stock Exchange on
April 17, 1998 was $_____ per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

    The date of this Prospectus is April 20, 1998.

                   TABLE OF CONTENTS

Available Information
Information Incorporated by Reference
The Company
Use of Proceeds
Selling Shareholders
Plan of Distribution
Experts
Indemnification

                 AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information, including information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. 20549, and at its following regional offices: Room 3190, 230 South Dearborn Street,
Chicago, Illinois 60604; and 75 Park Place, 14th Floor,
New York, New York 10007. Copies of this material can also be obtained at prescribed rates from the Public
Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. 20549.

     The Common Stock is listed and traded on the New
York Stock Exchange, and reports, proxy and information statements, and other information concerning the Company can be inspected at the library of the New York
Stock Exchange, 20 Broad Street, New York, New York
10005.

         INFORMATION INCORPORATED BY REFERENCE

          Information contained in the following
documents is incorporated by reference into this
Prospectus:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997
     (File No. 1-1657)
2.   The description of the Common Stock
     contained in the Registration Statement on Form 8-A of the Company filed under Section
     12(b) of the Exchange Act, including all amendments and reports updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13 (c),
14 or 15(d) of the Exchange Act after the date of this Prospectus, but prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered by the Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus. Each document incorporated in this Prospectus by reference shall be deemed to be a part of this Prospectus from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Prospectus.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus, other than certain exhibits to such documents. Requests should be directed to the Office of the Secretary, Crane Co., 100 First Stamford
Place, Stamford, Connecticut 06902, telephone (203) 363-
7300.

     No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

                      THE COMPANY

     The Company is a diversified manufacturer of engineered industrial products and the largest American distributor of doors, windows and millwork. Founded in 1855, Crane Co. employs over 10,000 people in North
America, Europe, Asia and Australia.

     The Company's strategy is to grow the earnings of niche businesses with high market share, build an aggressive and committed management team whose interests are directly aligned to those of the shareholders, and maintain a focused, efficient corporate structure.

     The Company's principal executive office is located at 100 First Stamford Place, Stamford,
Connecticut 06902, telephone (203) 363-7300.

                    USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered under this Prospectus by the Selling Shareholders.

                 SELLING SHAREHOLDERS

     All of the Shares offered hereby are being offered for the account of the persons identified in the following table, who may from time to time sell the Shares covered by this Prospectus. See "Plan of Distribution." All of the Shares were acquired pursuant to grants made pursuant to the Stock Option
Plans. Each of the Selling Shareholders is an executive officer of the Company.

     The following table sets forth the name and title of each Selling Shareholder, the number of shares of Common Stock owned by each as of April 1, 1998, the number of shares of Common Stock subject to outstanding options as of such date and the maximum number of Shares to be offered under this Prospectus.

Selling          Shares   Shares    Maximum  Shares
Shareholder      Owned    Subject   Shares   to be
                 as of    to        to be    Owned
                 April    Outstand  Offered  After
                 1,       ing       Under    Complet
                 1998(1)  Options   this     ion of
                          as of     Prospec  the
                          April 1,  tus (2)  Offerin
                          1998               g
R. S. Evans,     1,188,9  487,500   649,470  1,026,9
Chairman and     23                          53*
Chief Executive
Officer
L. H. Clark,     12,389   195,500   195,500  12,389
President and
Chief Operating
Officer
A. I. duPont,    427      42,500    42,500   427
Vice President,
General Counsel
& Secretary
B. L. Ellis,     120      0         0        120
Vice President,
Chief
Information
Officer
A.D.Pantaleoni,  22,828   36,250    45,250   13,828
Vice President-
Health, Safety
& Environmental
R. B. Phillips,  96,163   81,250    104,223  73,190
Vice President-
Human Resources
D. S. Smith,     26,396   133,000   140,218  19,178
Vice President-
Finance and
Chief Financial
Officer
M. L. Raithel,   117,302  95,000    162,714  49,588
Controller
G. A. Dickoff,   14,084   60,250    66,466   7,868
Treasurer

* Constitutes 2.3% of the shares of Common Stock outstanding on the date hereof.

(1) Does not include restricted shares of Common Stock awarded under the Crane Co. Restricted Stock Award
     Plans which were not vested as of April 1, 1998.

(2) Includes shares of Common Stock subject to outstanding options as of April 1, 1998 as well as shares of Common Stock previously acquired upon exercise of Options granted under the Stock Option
     Plans.

                 PLAN OF DISTRIBUTION

     It is expected that the Selling Shareholders will sell their respective Shares pursuant to this Prospectus from time to time or at one time. Whether such sales will be made and the timing and amount of any sales is discretionary with each Selling
Shareholder.

     Shares may be sold on one or more exchanges or otherwise; directly to purchasers in negotiated transaction; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell
Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of Shares. The proceeds to the Selling
Shareholders from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Shareholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Shareholders or otherwise. The
Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities
Act.

     The Selling Shareholders and any brokers, dealers, underwriters or agents that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit
      on the resale of the Shares purchased by them may
be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company has agreed to supply the Selling
Shareholders with reasonable quantities of
Prospectuses and the Selling Shareholders shall in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act with respect to sales of Shares made by them.

     Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such Shares by other means not described herein.

     The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Shareholders.

                        EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this
Prospectus by reference from the Company's Annual
Report on
Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
                    INDEMNIFICATION

     Section 102(b)(7) of the Delaware General Company
Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses
(including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance.
The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

     The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
PART II

Information Required in the Registration Statement

Item. 3.  Incorporation of Documents by Reference.


     The following documents filed by Crane Co. (the
"Company") with the Securities and Exchange Commission
(the "Commission) are incorporated by reference into this Registration Statement:

1.      The Company's Form 10-K, filed with the
        Commission for the fiscal year ended
        December 31, 1997 (No. 1-1657).

2.      The description of the Company's Common
        Stock contained in the Company's
        Registration Statement on Form 8-A filed under Section 12(b) of the Securities
        Exchange Act of 1934, as amended (the
        "Exchange Act"), including all amendments and reports updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration
Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Crane Co. 1998 Stock Option Plan (the
"Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities
Act").

Item 4.  Description of Securities

     The class of securities to be offered under this Registration Statement is registered under Section
12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock to which this Registration relates has been passed upon for the Company by Augustus I. duPont, Vice President, General
Counsel and Secretary of the Company.  As of April 1,
1998, Mr. duPont beneficially owned 30,727 shares of the Company's Common Stock, of which 30,300 shares were granted and subject to forfeiture under the terms of the Crane Co. Restricted Stock Award Plan and held options granted under the Plan to purchase 42,500 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's
Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses
(including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Director of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance.
The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated by reference as part of this Registration
Statement:

EXHIBI DESCRIPTION
T NO.

3.1    The Certificate of Incorporation of the
       Company, as amended through May 7, 1987
       {incorporated by reference to Exhibit D
       to the Company's Annual Report on Form 10-
       K for the fiscal year ended December 31,
       1987)-Commission File No. 1-1657
3.2    The By-Laws of the Company, as amended
       through December 5, 1994 (incorporated by
       reference to Exhibit A to the Company's
       Annual Report on Form 10-K for the fiscal
       year ended December 31, 1996) --
       Commission File No. 1-1657
4.1    Crane Co. 1998 Stock Option Plan
4.2    Form of Agreement under the Crane Co.
       1998 Stock Option Plan
5.1    Opinion of Augustus I. duPont, Esq. as to
       the legality of the shares being
       registered
23.1   Consent of Deloitte & Touche LLP,
       independent public accountants.
23.2   Consent of Augusuts I. duPont, Esq.
       (included in opinion filed as Exhibit
       5.1)
24.1   Power of Attorney (set forth on the
       signature page of this Registration
       Statement)


Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)      To include any prospectus required
by
Section 10(a)(3) of the Securities Act;

          (ii)     To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)    To include any material information
      with respect to the plan of distribution not
previously disclosed in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         * * *

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

          Pursuant to the requirements of the
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 20th day of April, 1998.


CRANE CO.

BY:/s/R. S. Evans
R. S. Evans
Chairman of the Board and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Augustus I. duPont and Thomas J. Ungerland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE            TITLE        DATE

/s/R. S. Evans    Chairman  April 20,
R. S. Evans       of the    1998
                  Board
                  and
                  Chief
                  Executiv
                  e
                  Officer
                  and a
                  Director
/s/D. S. Smith    Vice      April 20,
D. S. Smith       Presiden  1998
                  t
                  Finance
                  and
                  Chief
                  Financia
                  l
                  Officer
/s/M. L. Raithel  Controll  April 20,
M. L. Raithel     er and    1998
                  Principa
                  l
                  Accounti
                  ng
                  Officer
/s/E. T. Bigelow, Director  April 20,
Jr.                         1998
E. T. Bigelow,
Jr.
/s/R S. Forte'    Director  April 20,
R. S. Forte'                1998
/D. R. Gardner    Director  April 20,
D. R Gardner                1998
/s/J. Gaulin      Director  April 20,
J. Gaulin                   1998
/s/D. C. Minton   Director  April 20,
D. C. Minton                1998

/s/C. J. Queenan, Director  April 20,
Jr.                         1998
C. J. Queenan,
Jr.
/s/J. L. L.       Director  April 20,
Tullis                      1998
J. L. L. Tullis
/s/B. Yavitz      Director  April 20,
B. Yavitz                   1998

                           EXHIBIT INDEX

EXHIBI DESCRIPTION                           Sequentia
T NO.                                        l Page
                                             No.

3.1    The Certificate of Incorporation of
       the Company, as amended through May
       7, 1987 {incorporated by reference
       to Exhibit D to the Company's Annual
       Report on Form 10-K for the fiscal
       year ended December 31, 1987)-
       Commission File No. 1-1657
3.2    The By-Laws of the Company, as
       amended through December 5, 1994
       (incorporated by reference to
       Exhibit A to the Company's Annual
       Report on Form 10-K for the fiscal
       year ended December 31, 1996) --
       Commission File No. 1-1657
4.1    Crane Co. 1998 Stock Option Plan
4.2    Form of Agreement under the Crane
       Co. 1998 Stock Option Plan
5.1    Opinion of Augustus I. duPont, Esq.
       as to the legality of the shares
       being registered
23.1   Consent of Deloitte & Touche LLP,
       independent public accountants.
23.2   Consent of Augustus I. duPont, Esq.
       (included in opinion filed as
       Exhibit 5.1)
24.1   Power of Attorney (set forth on the
       signature page of this Registration
       Statement)

                                            Exhibit 4.1

         THE CRANE CO. 1998 STOCK OPTION PLAN

1. Purpose of the Plan.

     The Crane Co. 1998 Stock Option Plan (the
"Plan") has been established by Crane Co. (the
"Company") (i) to attract and retain key employees of the Company and its subsidiaries who are and will be contributing to the success of the business; (ii) to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and
(iv) to further opportunities for stock ownership by such key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.
Accordingly, the Company may from time to time on or before May 31, 2008 grant to selected key employees of the Company and its subsidiaries options to purchase shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), subject to the terms and conditions hereinafter provided
("Options").

2. Administration of the Plan.

     This Plan shall be administered by the
Organization and Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee composed of at least three members of the Board as may be designated by the Board (the
"Committee"); provided, however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by
Section 162(m) of the Internal Revenue Code of 1986, as amended, and any proposed or future regulations thereunder ("Section 162(m)") or the qualifications for a "non-employee director" established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), the remaining members of the Committee (but not less than two) shall administer the Plan. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in, this Plan or any other plan of the Company or any of its affiliates (other than the 1988
Non-Employee Director Restricted Stock Plan or The
Crane Co. 1998 Non-Employee Director Restricted Stock
Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or any of its affiliates. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3. Stock Subject to the Plan.

     The total number of shares initially authorized to be issued under this Plan shall be 2,500,000 shares of Common Stock. The number of shares available for issuance under this Plan shall be subject to adjustment in accordance with Section 7 hereof. Such shares shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. Except as provided in Section 5(d) hereof, any shares subject to an Option granted under this Plan that expires or is terminated for any reason without having been exercised in full shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

4. Eligibility.

     The Committee may in its discretion, from time to time, grant Options to persons who are key employees of the Company or any subsidiary in which the Company owns directly or indirectly a majority of the voting stock. The term "key employees" shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or of any subsidiary) determined to be such by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company. The maximum number of shares for which Options may be granted under this Plan to any single individual in any calendar year shall not exceed 200,000 shares, subject to adjustment in accordance with Section 7 hereof. Options under the Plan may be incentive stock options ("Incentive Stock
Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), or non-qualified stock options. Options granted hereunder shall be evidenced by agreements in such form as the Committee shall approve, which agreements shall comply with and be subject to the terms and conditions of this Plan.

5. Grant and Exercise of Options.

     (a) The purchase price of each share of Common
Stock upon exercise of any Option granted hereunder shall not be less than 100% of the Fair Market Value
(as hereinafter defined) of the Common Stock on the date the Option is granted. "Fair Market Value" as of any day shall, for all purposes in this Plan, be determined by the average of the high and low sales prices of the Common Stock on the New York Stock
Exchange-Composite Transactions Tape on the 10 consecutive trading days ending on such day or, if no sale of Common Stock has been recorded on such day, on the next preceding day on which a sale was so made.

     (b) Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the date the Option is granted, subject to the provision that an Option may not be exercised by the optionee, except as provided in
Section 6 hereof, (i) more than 90 days after the termination of the optionee's employment by the Company or a subsidiary or more than 10 years from the date the Option is granted, whichever period is shorter, or (ii) prior to the expiration of one year from the date the Option is granted; and provided further that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the date of grant, 75% during the third year, and 100% thereafter.

     (c) The purchase price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the purchase price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised.
Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by an optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of an irrevocable written notice of exercise from the optionee.

     (d) The Committee, upon such terms and
conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

     (e) Each Option granted under this Plan shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, non-qualified stock options may be transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for the benefit of such family members.

     (f) No person may be granted Incentive Stock
Options under this Plan (or any other plans of the Company or any of its subsidiaries) which would result in shares with an aggregate Fair Market Value
(measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year.

     (g) The Company shall have the right to require an optionee to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such Option.

     (h) The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the date of grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the option agreement.

     (i) The Committee shall have the authority to specify, either at the time of grant of an Option or at a later date, that upon exercise of all or a portion of that Option (the "Original Option") a reload stock option ("Reload Option") shall be granted under specified conditions. A Reload Option shall entitle the optionee to purchase a number of shares equal to the shares delivered in payment of all or part of the exercise price of the Original
Option pursuant to Section 5(c) hereof plus the shares delivered or withheld to satisfy the tax liability associated with such exercise pursuant to
Section 5(g) hereof. The specific terms and conditions applicable for Reload Options shall be determined by the Committee and shall be set forth in rules adopted by the Committee or in agreements or other documentation evidencing such Reload Options;
provided, however, that (x) the exercise price of the Reload Option shall be the Fair Market Value of the Common Stock at the date of grant, (y) the Reload
Option shall not be exercisable, except as provided in Section 6 hereof, earlier than six months after its date of grant and (z) the expiration date of the Reload Option shall not be later than the expiration date of the Original Option.

6. Exercise of Options upon Termination of
Employment.

     (a) If an optionee shall retire or shall cease to be employed by the Company or by a subsidiary by reason of permanent disability or after a "Change in Control" (as hereinafter defined), all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in
Section 5(d) hereof, at any time within 90 days after such retirement, termination by reason of permanent disability, or termination after a Change in Control, but not after the expiration of the term of the Option.

     (b) If an optionee shall die while employed by the Company or by a subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 6(a) hereof, all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 5(d) hereof, by the estate of such optionee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such optionee but not after the expiration of the term of the Option.

     (c) If an optionee's employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such optionee may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 5(b) hereof. In no event may any Option be exercised after the expiration of the term of the Option.

     (d) For purposes of this Plan, the term "Change in Control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer
(other than a tender offer or exchange offer by the Company) for all or part of the outstanding shares of Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act ) of 20% or more of the outstanding shares of Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation
(but not a partial liquidation) or dissolution of the Company or (vi) the date upon which the individuals who constitute the Board as of April 21, 1998 (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

7. Adjustments to Reflect Capital Changes.

     In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the shares subject to outstanding Options and the price thereof as the Committee, in its sole discretion, deems appropriate.
In the event of an exchange of Common Stock, or other securities of the Company convertible into Common
Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Options.

8. Term, Amendment and Termination.

     (a) This Plan shall be submitted to the
stockholders of the Company at the Annual Meeting in 1998 and, if approved by the stockholders, shall become effective on April 20, 1998. No Options shall be granted under this Plan after May 31, 2008, provided that no Incentive Stock Options shall be granted under this Plan after April 20, 2008.

          (b) This Plan may be abandoned or
terminated at any time by the Board except with respect to any Options then outstanding, and any Option granted under this Plan may be terminated at any time with the consent of the optionee. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the optionee, materially impair any Option theretofore granted under this Plan; and provided, further, that without the approval of the stockholders of the Company (i) the total number of shares that may be issued under this Plan shall not be increased, and (ii) the minimum purchase price shall not be changed.
Notwithstanding the foregoing, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

9. General Provisions.

     (a) Each Option granted under this Plan shall be evidenced by a written agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Option granted under this Plan unless and until such agreement has been executed and delivered by the optionee and the Company.

     (b) In the event of any conflict between the terms of this Plan and any provision of any Option agreement, the terms of this Plan shall be controlling.

     (c) No employee or other person shall have any claim or right to be granted an Option under this Plan, and neither this Plan nor any action taken hereunder shall be construed as giving any optionee, employee or other person any right to be retained in the employ of the Company or any of its subsidiaries.

     (d) Income realized as a result of an exercise of an Option granted under this Plan shall not be included in the optionee's earnings for the purpose of any benefit plan in which the optionee may be enrolled or for which the optionee may become eligible unless otherwise specifically provided for in such plan.

     (e) The obligation of the Company to sell and deliver shares of Common Stock upon exercise of Options granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common
Stock is then listed.

     (f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

     (g) All determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.

                                            Exhibit 4.2

                                   "ANNEX A"



             STOCK OPTION AGREEMENT PURSUANT TO THE
                CRANE CO. 1998 STOCK OPTION PLAN


1.   GRANT OF OPTION

     The Company hereby grants to the recipient of the letter of the Chairman and/or Secretary of the Company
("Letter") to which this Annex A is attached
("Employee"), and the Employee accepts, an option (the
"Option") to purchase from the Company, the number of shares of Crane Co. Common Stock, $1.00 par value
("Common Stock"), at the option price set forth in the Letter. The Letter and this Annex A together constitute the stock option agreement between the parties (the "Agreement"). The Option is hereby designated as a non-qualified stock option that does not qualify as an incentive stock option under Section
422 of the Internal Revenue Code of 1986 as amended.

2.   TERM OF OPTION; EXERCISABILITY

     The Option shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date hereof, subject to the provision that an Option may not be exercised by the Employee, except as provided in paragraphs 4 and 5 hereof, (a) more than 90 days after the termination of his employment by the Company or a subsidiary, or more than 10 years from the date the Option is granted, whichever period is shorter, or (b) prior to the expiration of one year from the date the Option is granted, and provided further that the Option may not be exercised in excess of 50% of the total shares subject to the Option during the second year after the date of grant, 75% during the third year and 100% thereafter.

3.   FORM OF EXERCISE

     The purchase price of the shares purchased upon
the exercise of the Option shall be paid in full at the
time of exercise in cash or in whole or in part by
tendering (either actually or by attestation) shares of
Common Stock; provided, however that if shares acquired
pursuant to this Option or any other option granted
under a stock option plan of the Company are utilized
to pay such purchase price, such shares must have been
acquired by the Employee more than six months prior to
the exercise of this Option (or held for such other
period of time as the Organization and
Compensation Committee of the Board of Directors of the
Company (the "Committee") may establish).   The value
of each share delivered in payment of all or part of the purchase price upon the exercise of the Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. The Option may also be exercised in accordance with a cashless exercise program under which, if so instructed by the Employee, shares of Common Stock may be issued directly to the Employee's broker or dealer upon receipt of an irrevocable written notice of exercise from the Employee. The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize the acceptance of the surrender of the right to exercise the Option or a portion thereof (but only to the extent and in the amounts that the Option shall then be exercisable) and payment by the Company of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option, or portion thereof, over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value), or in cash, or partly in cash and partly in Common Stock, as the Committee shall determine. For the purposes of this Agreement, the term "Fair Market Value" as of any day shall mean the average of the highest and lowest prices of the Common Stock on the New York Stock
Exchange-Composite Transaction Tape on the 10 consecutive trading days ending on such day or, if no sale of such Common Stock has been recorded on such day, on the next preceding date on which a sale was so made.

4.   EXERCISE UPON TERMINATION OF EMPLOYMENT

     If the Employee shall retire upon or after his "Normal Retirement Date" as defined in Crane Co.'s
Pension Plan for Non-Bargaining Employees (however, if the Employee requests early retirement, the Committee may in its sole discretion determine to consider such early retirement as satisfying this condition), or if he shall cease to be employed by the Company or by a subsidiary by reason of permanent disability (as determined by the Committee) or after a Change In
Control (as defined below), the Employee may exercise this Option, in whole or in part, whether or not previously exercisable, and/or the Committee may authorize the acceptance of the surrender of the right to exercise this Option or any portion thereof as provided in paragraph 3 hereof, at any time within 90 days after such retirement, termination by reason of permanent disability, or termination after a Change In
Control, but not after the expiration of the term of this Option.

     If the Employee's employment is terminated for any reason other than death, disability or retirement or after a Change In Control, this Option may be exercised in whole or in part, at any time within 90 days after such termination of employment, but only to the extent this Option is exercisable at the date of termination in accordance with Paragraph 2 hereof.

     For purposes of this Agreement, the term "Change
In Control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger,
(iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer
(in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or (vi) the date upon which the individuals who constitute the Board of Directors as of April 21, 1998 (the "Incumbent Board'') cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall, for purposes of the Plan, be considered as though such person were a member of the Incumbent Board.

5.   DEATH

     If the Employee shall die while employed by the Company or a subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in paragraph 4 above, this Option may be exercised, in whole or in part, whether or not previously exercisable, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in paragraph 3 hereof, by the estate of such Employee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Employee, but not after the expiration of the term of the Option.

6.   DELIVERY OF STOCK CERTIFICATES

     The obligation of the Company to sell and deliver shares of Common Stock under this Option shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a Registration
Statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

7.   ASSIGNMENT AND TRANSFER

     The Option shall not be transferable by the Employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him, except that the Option may be transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for the benefit of such family members.
Except as provided herein, neither this Option nor the rights appurtenant hereto shall be subject to execution, attachment or similar process. Any attempt by the Employee to assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby contrary to the provisions of this Agreement, shall be null and void, and the Company shall have the right, at its option, to declare this Agreement and the rights and privileges hereby conferred immediately terminated.

8.   ADJUSTMENT OF OPTION

     In the event that there is an increase in the number of issued shares of Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares subject to purchase under this Option shall be increased and the price per share shall be decreased, in proportion to such increase in issued shares.
Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares remaining subject to purchase under this Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the number of shares subject to this Option and the price thereof as the Committee, in its reasonable discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common
Stock, for the stock or securities of another corporation, the Committee may, in the exercise of its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common
Stock then subject to this Option.

9.   WITHHOLDING TAXES

     The Employee shall pay to the Company in cash the amount of any taxes which the Company is required to withhold upon the exercise of this Option, provided that the Company may, in accordance with such rules
Committee may from time to time adopt, accept shares of Common Stock received in connection with the exercise of this Option being taxed or otherwise previously acquired in satisfaction of such withholding requirements or up to the entire tax liability arising from the exercise of such Option.

10.  GENERAL

     Except as otherwise expressly set forth in this Agreement, any notice required to be given to the Employee shall be sent to the address of the Employee as the same appears on the records of the Company, or at such other address as the Employee may hereafter designate in writing, and all notices required to be given to the Company shall be addressed to the Secretary of the Company at the address set forth in the Letter. Any such notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States.

     The Employee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which the Option shall not have been exercised as herein provided.

     Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Employee, with or without cause.

     Nothing in this Agreement or otherwise shall obligate the Company to permit the Option to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board of Directors or the Committee may take or waivers the Company, the Board of Directors or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Employee.

     This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware
(regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

     This Agreement sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Any modification, amendment or waiver to this Agreement will be effective only if it in writing signed by the Company and the Employee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

     In the event of any conflict between the terms of
this Agreement and the terms of the Crane Co. 1998
Stock Option Plan, as amended from time to time, the
terms of such Plan shall be controlling.
                                             Exhibit
5.1


April 20, 1998
Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

      Reference is made to the Registration Statement on
Form S-8, to be filed contemporaneously herewith under the
Securities Act of 1933 by Crane Co. (the "Registrant") relating to 2,500,000 shares of Common Stock, par value
$1.00 per share ("Common Stock"), of the Registrant to be issued under the Crane Co. 1998 Stock Option Plan
(the "Plan").

      In connection with such filing, the undersigned has examined copies of the following:

      1.    The Certificate of Incorporation of the
Registrant
            and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

      2.    The By-Laws of the Registrant.

      3.    The Minutes of meetings of the Board of
Directors
            and of the Shareholders of the Registrant adopting and ratifying the Plan.

      4.    The Crane Co. 1998 Stock Option Plan.

           5.                          The form of
           Stock Option Agreement under the  Plan.

      6.    The Registration Statement to which this
Document
            is an exhibit.


      Based on the foregoing documents and upon examination of such other records, documents and matters of law as deemed necessary, the undersigned is of the opinion that:

      1.     The Registrant is a corporation duly
           organized and validly existing under the laws of the State of Delaware.

      2.    The 2,500,000 shares of Common Stock of the
            Registrant authorized for issuance under the Plan have been duly authorized, and such shares, when issued by the Registrant in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, nonassessable and freely transferable.

      The undersigned beneficially owns 30,727 shares of the Registrant's Common Stock, including 30,300 restricted shares, and holds options for 42,500 shares of Common Stock under the Crane Co. Stock Option Plan.
The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name under the caption
"Legal Opinion" in any prospectus materials to be used in connection therewith.

                                       Very truly
yours,

                                       /s/ Augustus I.
duPont

                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

             We consent to the incorporation by reference in this Registration Statement of Crane Co. 1998 on Form S-8 related to the Crane Co. 1998 Stock
     Option Plan of our reports dated January 21, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration
     Statement.



/s/DELOITTE & TOUCHE LLP
Stamford, Connecticut
April 20, 1998